SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549


                                   FORM 8-K


                                CURRENT REPORT


                      Pursuant to Section 13 or 15(d) of
                     The Securities Exchange Act of 1934


     Date of Report (Date of earliest event reported)   October 31, 1995
                                                       ------------------


                               AIRSENSORS, INC.
                              ------------------
            (Exact name of registrant as specified in its charter)


                                   Delaware
                           ------------------------
                           (State of Incorporation)


            0-16115                                        91-1039211
   ------------------------                         -----------------------
   (Commission File Number)                         (IRS Employer I.D. No.)


      16804 Gridley Place, Cerritos, CA                             90703
   --------------------------------------                        ----------
   Address of principal executive offices                        (Zip Code)




     Registrant's telephone number, including area code:  (310) 860-6666

ITEM 2.     ACQUISITION OF ASSETS

The registrant, through its wholly owned subsidiary IMPCO Technologies, Inc. (IMPCO) acquired 51% of the outstanding stock of Technisch Bureau Media B.V. (Media), a private company in the Netherlands, from Centradas B.V., a private company in the Netherlands, on October 31, 1995. Media has distributed IMPCO's gaseous fuel carburetion systems and related devices for use in internal combustion engines since 1972. Media services the European marketplace from its headquarters in the Netherlands and through its subsidiaries and facilities in Germany and France. Along with IMPCO's line of products, MEDIA also is an exclusive distributor of Engelhard catalytic convertors for the European off-highway industrial market.

Media's consolidated revenues from product sales in its fiscal year ended December 31, 1994 and 1993 were approximately US$7,397,800 and US$6,515,100, respectively, and its net income was approximately US$527,000 and US$569,500, respectively. Media's assets primarily consist of accounts receivable, inventory, and equipment.

IMPCO acquired its 51% ownership of Media for cash in the amount of 3,187,500 NLG or US$2,023,425. The amount of the consideration was determined through negotiations between Centradas B.V. and its parent company Depa Holding B.V., and IMPCO. The purchase price was financed through a term loan provided by Bank of America NT&SA which will be repaid over a five-year period with interest at market rates. The registrant also guaranteed 51% of a 4,250,000 NLG term loan (US$2,697,900 at October 31, 1995) made to Media by Depa Holding B.V., which will be repaid by Media over a ten-year period with interest at market rates.

IMPCO and Centradas B.V. also entered into a Shareholders Agreement pursuant to which IMPCO has the right to name two of three members of the Board of Supervisory Directors, and the right to purchase the remaining interest of 49% from Centradas B.V. after November 1, 1998. Centradas B.V. has the right of first refusal if IMPCO decides to relinquish its interest in Media. Media will continue its current business of manufacturing, marketing, and distributing gaseous fuel carburetion systems and related devices as an IMPCO distributor in Europe and may engage in other related businesses in the future. The registrant has no prior relationship with Depa Holding B.V. or Centradas B.V.


ITEM 5.     OTHER EVENTS

Effective November 3, 1995, the registrant extended the exercise period of its outstanding Common Stock Purchase Warrants from March 9, 1996 to March 7, 1997 at 5:00 p.m. (California time)

ITEM 7     Financial Statements and Exhibits

   (a)  FINANCIAL STATEMENTS OF BUSINESS ACQUIRED                       Page
        -----------------------------------------                       ----

        1. Audited consolidated/combined financial statements for Technisch Bureau Media B.V.

               Report of independent public accountants                    7

               Consolidated/combined balance sheets at
                  December 31, 1994 and December 31, 1993                  8

               Consolidated/combined income statements
                  for the years ended December 31, 1994 and 1993          10

               Consolidated/combined statements of cash flows
                  for the years ended December 31, 1994 and 1993          11

               Consolidated/combined statements of stockholders' equity
                  for the years ended December 31, 1994 and 1993          12

               Notes to consolidated/combined financial statements        13

        2. Unaudited interim condensed consolidated/combined financial statements for Technisch Bureau Media B.V.

               Condensed consolidated/combined balance sheet
                   at July 31, 1995                                       17

               Condensed consolidated/combined income statements
                  for three months ended July 31, 1995 and 1994           19

               Condensed consolidated/combined statements of cash
                  flows for three months ended July 31, 1995 and 1994     20

               Note to condensed consolidated/combined financial
                  statements                                              21

   (b)  PRO FORMA FINANCIAL INFORMATION (UNAUDITED)
        -------------------------------------------

          Pro forma condensed combined balance sheet of AirSensors,
          Inc. and subsidiaries and Technisch Bureau Media B.V. and
          subsidiaries as of July 31, 1995                                23

          Pro forma condensed combined income statements of AirSensors,
          Inc. and subsidiaries and Technisch Bureau Media B.V. and
          subsidiaries for the fiscal year ended April 30, 1995           25

        -------------------------------------------

          Pro forma condensed combined income statements of AirSensors,
          Inc. and subsidiaries and Technisch Bureau Media B.V. and
          subsidiaries for the three months ended July 31, 1995           26

          Notes to the pro forma condensed combined financial statements  27

   (c)  EXHIBITS
        --------

        2.1 Agreement of Purchase and Sale of Stock by and among IMPCO Technologies, Inc., as buyer, and Centradas B.V., as Shareholder, dated as of October 31, 1995

        2.2 Shareholders Agreement for Technisch Bureau Media B.V. by and among IMPCO Technologies, Inc., and Centradas B.V., dated as of October 31, 1995

        2.3 Loan Agreement for Technisch Bureau Media B.V., Technisch Bureau Media GmbH, Technique Media S.A.R.L. as borrowers and Depa Holding B.V., as lendor, dated as of October 31, 1995

        2.4 Guarantee by and among, Depa Holding B.V., as lendor, IMPCO Technologies, Inc., as Shareholder and AirSensors, Inc., as Guarantor, dated as of October 31, 1995

       23.1  Consent of Deloitte & Touche dated November 13, 1995.


SIGNATURES

     Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                          AirSensors, Inc.
Date:  November 15, 1995                  By /s/ Thomas M. Costales
                                          -----------------------------
                                          Thomas M. Costales
                                          Chief Financial Officer
                                          and Treasurer

DELOITTE &
   TOUCHE
----------               ---------------------------------------------------
                         REGISTERACCOUNTANTS            Van Alkemadelaan 700
                         Telephone (0)70-326 4701       2597 AW The Hague
                         Telefax   (0)70-324 4482       P.O. Box 90721
                                                        2509 LS The Hague
                                                        The Netherlands
                                                                        1/11








  REPORT

issued to
the management of

Technisch Bureau "Media" B.V.
at Rijswijk

re
consolidated/combined 1994 financial statements

The Hague, September 27, 1995

DELOITTE &
   TOUCHE
----------               ---------------------------------------------------
                         REGISTERACCOUNTANTS              September 27, 1995
                                                                   Page 2/11
                                                              3296300.01/017

Technisch Bureau "Media" B.V. at Rijswijk



CONTENTS
--------
                                                                    Page

INDEPENDENT AUDITOR'S REPORT                                           3

CONSOLIDATED/COMBINED FINANCIAL STATEMENTS

     Consolidated/combined balance sheets as
       at December 31, 1994 and December 31, 1993                      4

     Consolidated/combined income statements
       for the years ended December 31, 1994 and 1993                  5

     Consolidated/combined statements of cash flows
       for the years ended December 31, 1994 and 1993                  6

     Consolidated/combined statements of stockholders' equity
       for the years ended December 31, 1994 and 1993                  7

     Notes to consolidated/combined financial statements
       December 31, 1994 and 1993                                      8

DELOITTE &
   TOUCHE
----------               ---------------------------------------------------
                         REGISTERACCOUNTANTS            Van Alkemadelaan 700
                         Telephone (0)70-326 4701       2597 AW The Hague
                         Telefax   (0)70-324 4482       P.O. Box 90721
                                                        2509 LS The Hague
                                                        The Netherlands
                                                                        3/11


Date                           From                     Our reference
September 27, 1995             H.L.A. Habraken          3296300.01/017
Subject                                                 Your reference

INDEPENDENT AUDITOR'S REPORT
----------------------------

We have audited the accompanying consolidated/combined balance sheet of Technisch Bureau "Media" B.V. as of December 31, 1994 and 1993 and the related consolidated/combined income statements, stockholders' equity and cash flows for each of the two years in the period ended December 31, 1994. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with generally accepted auditing standards in the Netherlands and the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated/combined financial statements referred to above present fairly, in all material respects, the consolidated/combined financial position of Technisch Bureau "Media" B.V. at December 31, 1994 and 1993 and the consolidated/combined results of its operations and its cash flows for the two years in the period ended December 31, 1994 in conformity with generally accepted accounting principles in the United States of America.


The Hague, September 27, 1995

Deloitte & Touche
Registeraccountants
H.L.A. Habraken

                                                          September 27, 1995
                                                                   Page 4/11
                                                              3296300.01/017

Technisch Bureau "Media" B.V. at Rijswijk


CONSOLIDATED/COMBINED BALANCE SHEETS AS AT DECEMBER 31, 1994 AND
DECEMBER 31, 1993


ASSETS                                                            1994                           1993
                                             -------------------------      -------------------------
                                                                   US$                            US$
CURRENT ASSETS
Cash and cash equivalents                                 $   150,298                    $   297,053

Accounts receivable:                          1,238,893                        952,251
Less:  allowance for doubtful accounts           94,343                         84,973
                                             -----------                    -----------
  Net accounts receivable                                   1,144,550                        867,278

Inventories:
Work-in-process                                 102,686                         19,449
Finished goods                                1,341,749                      1,349,942
                                             -----------                    -----------
  Total inventories                                         1,444,435                      1,369,391

Receivable from IMPCO                                         338,203                        119,391
Receivable from other group companies                               -                         41,132
Other current assets                                           53,885                         28,470
                                                           -----------                    -----------
  Total current assets                                      3,131,371                      2,722,715

EQUIPMENT:
Machinery and equipment                         657,369                        502,448
Office furnishings and equipment                164,155                         81,402
                                             -----------                    -----------
                                                821,524                        583,850
Less: accumulated depreciation                  453,697                        283,079
                                             -----------                    -----------
  Net equipment                                               367,827                        300,771
                                                           -----------                    -----------

TOTAL ASSETS                                               $3,499,198                     $3,023,486
                                                           ===========                    ===========

LIABILITIES AND
STOCKHOLDERS' EQUITY                                              1994                           1993
                                             -------------------------      -------------------------
                                                                   US$                            US$
CURRENT LIABILITIES:
Accounts payable                             $  261,697                     $  313,693
Payable to group company                      2,557,732                      2,088,951
Accrued payroll obligations                      61,585                         46,928
Other accrued expenses                          382,684                        380,436
                                             -----------                    -----------
  Total current liabilities                                 3,263,698                      2,830,008

PROVISIONS:
Pension plans                                                  96,211                         72,682

STOCKHOLDERS' EQUITY:
Common stock, Dfls 500 par value,
authorized 2,000 shares; 500 issued and
outstanding at December 31, 1994 and 1993        144,051                       128,932

Frfrs 100 par value, authorized 500
shares; 500 issued and outstanding at
December 31, 1994                                  9,351                             -

Accumulated (loss) profit                        (14,010)                       15,123
Accumulated translation adjustment                  (103)                      (23,259)
                                              -----------                    -----------
  Total stockholders' equity                                  139,289                        120,796

                                                           -----------                    -----------




TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                 $3,499,198                     $3,023,486
                                                           ===========                    ===========


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
CONSOLIDATED/COMBINED INCOME STATEMENTS FOR THE YEARS ENDED
DECEMBER 31, 1994 AND 1993

                                                           1994          1993
                                                   ------------  ------------
                                                            US$           US$
REVENUE:
Product sales                                      $  7,397,800  $  6,515,092

COSTS AND EXPENSES:
Cost of goods sold                                    4,332,501     3,703,889
Research and development expenses                        55,200            -
Selling, general and administrative expenses          2,100,938     1,749,872
                                                   ------------  ------------
  Total costs and expenses                            6,488,639     5,453,761

INCOME FROM OPERATIONS                                  909,161     1,061,331

OTHER INCOME (EXPENSE)
Interest income                                          18,669        45,725
Interest expense                                        124,393       200,208
                                                   ------------  ------------
                                                        105,724       154,483
                                                   ------------  ------------

INCOME BEFORE INCOME TAXES                              803,437       906,848

Income taxes                                            276,051       337,391
                                                   ------------  ------------

NET INCOME                                         $    527,386  $    569,457
                                                   ============  ============


See accompanying notes to consolidated/combined financial statements December 31, 1994 and 1993

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
CONSOLIDATED/COMBINED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 1994 AND 1993
                                                             1994        1993
                                                       ----------  ----------
                                                              US$         US$
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income                                             $ 527,386   $ 569,457

ADJUSTMENTS TO RECONCILE NET INCOME TO
NET CASH PROVIDED BY OPERATING ACTIVITIES:
(Decrease) increase provision for
 inventory obsolescence                                  (35,545)     19,691
Depreciation and amortization                            131,645      93,291
(Increase) decrease in accounts receivable              (346,969)    509,355
Decrease in inventories                                  117,475     138,235
Decrease in accounts payable                             (85,045)     (7,213)
Increase (decrease) in accrued expenses                    5,920     (20,204)
Increase (decrease) in other payables                    185,899    (644,654)
Other, net                                                10,634     (24,588)
                                                       ----------  ----------
  Net cash provided by operating activities              511,400     633,370
                                                       ==========  ==========

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of equipment                                   (162,096)   (170,256)
Disposal of equipment                                          -      10,811
                                                       ----------  ----------
  Net cash used in investing activities                 (162,096)   (159,445)
                                                       ==========  ==========

CASH FLOWS FROM FINANCING ACTIVITIES:
Issuance of common stock Media Sarl                        8,924           -
Dividends paid on common stock                          (532,179)   (569,457)
                                                       ----------  ----------
  Net cash used in financing activities                 (523,255)   (569,457)
                                                       ==========  ==========
NET (DECREASE) IN CASH AND CASH EQUIVALENTS             (173,951)    (95,532)

CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR
 AT BEGINNING YEAR RATE                                  297,053     413,822
Translation adjustments to average year rate              27,196     (21,237)

CASH AND CASH EQUIVALENTS, END OF YEAR AT
 YEAR END RATE                                         $ 150,298   $ 297,053
                                                       ==========  ==========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Interest paid during, the years ended December 31, 1994 and 1993 were US$ 124,393 and US$ 200,208 respectively. Income tax paid during the years ended December 31, 1994 and 1993 were US$ 323,610 and US$ 957,550 respectively.

See accompanying notes to consolidated/combined financial statements December 31, 1994 and 1993.

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
CONSOLIDATED/COMBINED STATEMENTS OF STOCKHOLDERS' EQUITY
 FOR THE YEARS ENDED DECEMBER 31, 1994 AND 1993

                             common         common         retained       accumulated    total
                             stock          stock          earnings       translation    stockholders'
                             Media B.V.     Media Sarl                    adjustment     equity
                             -------------  -------------  -------------  -------------  -------------
                                       US$            US$            US$            US$            US$
Balance December 31, 1992         137,272              -         (8,137)             -        129,135
Result for the year                     -              -        569,457              -        569,457
Dividend distribution                   -              -       (569,457)             -       (569,457)
Foreign currency
  translation adjustment           (8,340)             -         23,260        (23,259)        (8,339)
                             -------------  -------------  -------------  -------------  -------------
Balance December 31, 1993         128,932              -         15,123        (23,259)       120,796

Issuance of common stock
  Media Sarl                            -          8,924              -              -          8,924
Result for the year                     -              -        527,386              -        527,386
Dividend distribution                   -              -       (532,179)             -       (532,179)
Foreign currency
  translation adjustment           15,119            427        (24,340)        23,156         14,362
                             -------------  -------------  -------------  -------------  -------------
Balance December 31, 1994         144,051          9,351        (14,010)          (103)       139,289
                             =============  =============  =============  =============  =============


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Technisch Bureau "Media" B.V. at Rijswijk                     3296300.01/017



NOTES TO CONSOLIDATED/COMBINED FINANCIAL STATEMENTS
DECEMBER 31, 1994 AND 1993



1 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES


BASIS OF PRESENTATION AND SUMMARY
The accompanying consolidated/combined financial statements have been prepared for the purpose of the intended majority participation of Impco Technologies Inc., a wholly-owned subsidiary of AirSensors Inc. based in Cerritos USA,. in Technisch Bureau "Media" B.V. and its affiliated company Media Sarl. These consolidated/combined financial statements, which have been prepared in US-dollars, include the accounts of Technisch Bureau "Media" B.V. and its wholly-owned subsidiary Technisch Bureau Media GmbH and the affiliated company Media Sarl. All significant intercompany accounts and transactions have been eliminated in consolidation/combination. The companies market gaseous fuel delivery systems and related devices.


FOREIGN CURRENCY TRANSLATION
All assets and liabilities in foreign currencies are converted into US-dollars at year end exchange rates. The income statements and cash flow statements are translated at average exchange rates for the year. The net translation gains and losses are adjusted directly to the accumulated translation adjustments component of stockholder's equity. Foreign currency transactions are recorded at the exchange rate prevailing at the transaction date.


INVENTORIES
Inventories are stated at the lower of weighted average cost or market.


EQUIPMENT
Equipment is stated on the basis of historical cost less accumulated depreciation. Depreciation of equipment is provided using the straight-line method over the assets' estimated useful lives, ranging from 3 to 10 years.


PROVISION FOR PENSION PLANS
The company has a pension benefit plan for its employees. which has been reinsured with the life-insurance company "Aegon".

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NOTES TO CONSOLIDATED/COMBINED FINANCIAL STATEMENTS
DECEMBER 31, 1994 AND 1993 (cont'd)


The projected benefit obligation (PBO) is the actuarial present value of all benefits attributed by the plan's benefits familiar to employee services rendered prior to the balance sheet date.

The PBO has been calculated using an interest rate of 7% and a projected annual salary increase of 3.5%.

The total pension cost for the year, regarding this plan, amounted to US$ 154,915 (1993 : US$ 149,106).


WARRANTY PROVISION
To cover future warranty obligations the company has estimated an amount needed based on current year's sales and its warranty experience.


RESEARCH AND DEVELOPMENT COSTS
Research and development costs are charged to expense as incurred. The company has at times received certain funds for the companies research efforts which in turn were offset against research and developments costs.


INCOME TAXES
Income taxes are calculated using the applicable tax rate and on the basis of the reported results taking into account permanent differences between the reported results and taxable income. For a timing difference resulting from the accounting for pension obligations a deferred tax asset is included calculated at the current tax rate of 35%. As per December 31, 1994 the balance of this deferred tax asset, which is included under other current assets, amounts to US$ 5,384 (December 31, 1993 : US$ 4,381). The components of income tax relating to continuing operations are as follows:


                                                                       1994
                                                                 ----------
                                                                        US$

Current taxcharge                                                  277,054
Deferred taxcharge                                                  (1,003)
                                                                 ----------
                                                                   276,051
                                                                 ==========

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NOTES TO CONSOLIDATED/COMBINED FINANCIAL STATEMENTS
DECEMBER 31, 1994 AND 1993 (cont'd)


The company's income tax expense differed from the statutory taxrate of 35.6% as follows:

                                                                       1994
                                                                     ------
                                                                          %

Statutory rate applied to earnings before income taxes                35.6
  Unrecognized net operating loss                                      0.2
  Benefit of net operating loss carry forward                         (1.4)
                                                                     ------
Effective tax rate                                                    34.4
                                                                     ======

The company forms part of a fiscal unity with its parent company. Therefore the income tax charge for the year is shown as a payable towards the parent company.



2 COMMITMENTS AND CONTINGENCIES


LEASES
The company's future minimum lease payments are as follows:


Fiscal years ending December 31,                                   --------
                                                                        US$
  1995                                                              133,379

All obligations relate to operating leases. Expenses under operating leases for the years ended December 31, 1994 and 1993 amounted to US$ 128,056 and US$ 124,745 respectively.



CONTINGENCIES
The company forms part of a fiscal unity for income taxes with its parent company and other affiliated companies. As such the company is severally liable for income taxes due by the fiscal unity.
The company entered into a joint account with Bank MeesPierson N.V. together with its parent company and other affiliated companies. The company is severally liable for all debts of the group towards MeesPierson N.V. resulting from this joint account.

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NOTES TO CONSOLIDATED/COMBINED FINANCIAL STATEMENTS
DECEMBER 31,1994 AND 1993 (cont'd)


3 RELATED PARTY TRANSACTIONS
Accounts receivable from related parties amounted to US$ 41,132 at December 31, 1993. Current liabilities include payables to related parties of US$ 2,548,989 and US$ 2,117,855 at December 31, 1994 and 1993 respectively. Selling, general and administrative expenses are presented after deduction of a charge of US$ 463,683 (1993 : US$ 498,768) to related parties. Interest income and expenses almost entirely relate to balances due from and due to related parties.



4 MAJOR CUSTOMERS
For the year ended December 31, 1994 sales to one customer exceeded 10% of net sales and totaled approximately US$ 900,000. At December 31, 1994 a receivable of US$ 149,785 was due from this customer.



5 SUBSEQUENT EVENT
Currently, Impco Technologies Inc. a wholly-owned subsidiary of Air Sensors, Inc. based in Cerritos, California USA is involved in the purchase of 51% of the outstanding shares of both Technisch Bureau "Media" B.V. and Media Sarl.

TECHNISCH BUREAU MEDIA B.V.
CONDENSED CONSOLIDATED/COMBINED BALANCE SHEETS (UNAUDITED)
AS OF JULY 31, 1995


                                                                   July 31,
                                                                      1995
ASSETS                                                          -----------
                                                                        US$
CURRENT ASSETS:
Cash and cash equivalents                                       $   227,397

Accounts receivable                                               1,471,106
Less: allowance for doubtful accounts                              (120,379)
                                                                ------------
   Net accounts receivable                                        1,350,727

Inventory                                                         2,789,264

Other current assets                                                193,989
                                                                ------------
   Total current assets                                           4,561,377

EQUIPMENT:
Machinery and equipment                                             775,197
Office furnishings and equipment                                    189,304
Less: accumulated depreciation                                     (598,226)
                                                                ------------
    Net equipment                                                   366,275

                                                                ------------
TOTAL ASSETS                                                    $ 4,927,652
                                                                ============




















                             (See accompanying note)

TECHNISCH BUREAU MEDIA B.V.
CONDENSED CONSOLIDATED/COMBINED BALANCE SHEETS (UNAUDITED)
AS OF JULY 31, 1995 (CONTINUED)


                                                                   July 31,
                                                                      1995
LIABILITIES AND STOCKHOLDERS' EQUITY                            -----------
                                                                        US$

CURRENT LIABILITIES:
Accounts payable                                                $   389,038
Payable to group company                                          2,473,423
Accrued payroll obligations                                         401,303
Other accrued expenses                                              758,062
                                                                ------------
  Total current liabilities                                       4,021,826

PROVISIONS:
Pension plans                                                       132,268

STOCKHOLDERS' EQUITY:
Common stock, Dfls 500 par value,
authorized 2,000 shares; 500 issued and
outstanding at July 31, 1995 and 1994                               161,561

Frfrs 100 par value, authorized 500
shares; 500 issued and outstanding at
July 31, 1995                                                        10,487

Accumulated profits                                                 587,960
Accumulated translation adjustment                                   13,550
                                                                ------------
  Total stockholders' equity                                        773,558
                                                                ------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                      $ 4,927,652
                                                                ============















                             (See accompanying note)

TECHNISCH BUREAU MEDIA B.V.
CONDENSED CONSOLIDATED/COMBINED INCOME STATEMENTS (UNAUDITED)
SEVEN MONTHS ENDED JULY 31, 1995 AND 1994


                                                    July 31,         July 31,
                                                       1995             1994
                                                ------------     ------------
                                                        US$              US$

REVENUE:
Product sales                                   $ 5,841,364      $ 3,936,554

COSTS AND EXPENSES:
Cost of goods sold                                3,182,715        2,240,591
Research and development expense                     10,932           17,298
Selling, general and administrative expense       1,637,428        1,180,740
                                                ------------     ------------
   Total costs and expenses                       4,831,075        3,438,629
                                                ------------     ------------
INCOME FROM OPERATIONS                            1,010,289          497,925

OTHER INCOME (EXPENSE)
Interest income                                       3,020            7,481
Interest expense                                     75,046           54,526
                                                ------------     ------------
   Total other income (expense)                      72,026           47,045
                                                ------------     ------------

INCOME BEFORE INCOME TAXES                          938,263          450,880

Income taxes                                        334,640          193,269
                                                ------------     ------------
NET INCOME                                      $   603,623      $   257,611
                                                ============     ============











                             (See accompanying note)

TECHNISCH BUREAU MEDIA B.V.
CONDENSED CONSOLIDATED/COMBINED STATEMENTS OF CASH FLOWS (UNAUDITED)
SEVEN MONTHS ENDED JULY 31, 1995 AND 1994


                                                    July 31,         July 31,
                                                       1995             1994
                                                ------------     ------------
                                                        US$              US$
NET CASH PROVIDED BY (USED IN)
  OPERATING ACTIVITIES                               99,680         (114,774)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of equipment                               (42,158)        (123,933)
                                                ------------     ------------
  Net cash (used in) investing activities           (42,158)        (123,933)

CASH FLOWS FROM FINANCING ACTIVITIES:
Issuance of common stock Media SARL                       -            8,712
                                                ------------     ------------
  Net cash provided by financing activities               -            8,712

NET CHANGE IN CASH AND CASH EQUIVALENTS              57,522         (229,995)

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD      150,298          297,053
Translation adjustments to average period rate       19,577           16,778
                                                ------------     ------------
CASH AND CASH EQUIVALENTS, END OF PERIOD
 AT PERIOD END RATE                             $   227,397      $    83,836
                                                ============     ============










                             (See accompanying note)

                     Technisch Bureau Media B.V.
 Note to Interim Condensed Consolidated/Combined Financial Statements
                       July 31, 1995 and 1994
                             (UNAUDITED)
                      ------------------------


(1) The accompanying unaudited condensed consolidated/combined financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 8-K and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for fair presentation have been included. Operating results for the seven months ended July 31, 1995 and 1994, are not necessarily indicative of the results that may be expected for a twelve month period. For further information, refer to the consolidated financial statements and footnotes described in Item 7 of AirSensors, Inc. Report on Form 8-K on page 3 of this filing.

                     AIRSENSORS, INC. AND SUBSIDIARIES
                                     AND
               TECHNISCH BUREAU MEDIA B.V. AND SUBSIDIARIES

        PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS (UNAUDITED)

The registrant, through its wholly owned subsidiary IMPCO Technologies, Inc. (IMPCO) acquired 51% of the outstanding stock of Technisch Bureau Media B.V. (Media), a private company in the Netherlands, from Centradas B.V., a private company in the Netherlands, on October 31, 1995. IMPCO acquired its 51% ownership of Media for cash in the amount of 3,187,500 NLG or US$ 2,023,425. The purchase price was financed through a term loan provided by Bank of America NT&SA which will be repaid over a five-year term with interest at market rates. The registrant also guaranteed 51% of a 4,250,000 NLG term loan (US$ 2,697,900 at October 31, 1995) from the Seller's parent company, Depa Holding B.V. to Media, which will be repaid by Media over a ten-year term with interest at market rates.

The following pro forma statements have been prepared to illustrate the effect of the Acquisition, which is being accounted for as a purchase. The unaudited pro forma condensed balance sheets combine the balance sheets of AirSensors, Inc. and its subsidiaries and Media and its subsidiaries as of April 30, 1995 and July 31, 1995, as though the Acquisition had occurred on May 1, 1994 and July 31, 1995, respectively. The unaudited pro forma condensed income statements combine the income statements of AirSensors Inc. and its subsidiaries and Media and its subsidiaries for the year ended April 30, 1995 and three months ended July 31, 1995, as though the Acquisition had occurred on May 1, 1994 and May 1, 1995, respectively. The pro forma information is based upon the historical financial statements of the respective companies while the pro forma adjustments on which they are based are described in the accompanying Notes.

The AirSensors, Inc. unaudited pro forma condensed combined financial statements are presented for illustrative purposes only and are not necessarily indicative of the consolidated financial position or consolidated results of operations of AirSensors, Inc. that would have been reported had the Acquisition occurred on the dates indicated, nor do they represent a forecast of the consolidated financial position of AirSensors, Inc. at any future date or the consolidated results of operations of AirSensors, Inc. at any future period. Amounts allocated to the Media assets and liabilities are based on estimated fair values derived from information currently available.

The unaudited pro forma combined financial statements should be read in conjunction with the related notes thereto and the historical consolidated AirSensors, Inc. and consolidated/combined Technisch Bureau Media B.V. financial statements.

                                     AIRSENSORS, INC. AND SUBSIDIARIES
                                                   AND
                               TECHNISCH BUREAU MEDIA B.V. AND SUBSIDIARIES

                         PRO FORMA CONDENSED COMBINED BALANCE SHEETS (UNAUDITED)
                                            AS OF JULY 31, 1995
                                          (Dollars in thousands)


                                                Historical           Pro Forma Adjustments
                                          ----------------------  --------------------------   Pro Forma
ASSETS                                    AirSensors    Media          DR            CR         Combined
                                          ----------  ----------  ------------  ------------   ----------
Current assets:
 Cash and cash equivalents                 $     50    $    227    $     48(e)                  $    325
 Net accounts receivable                      5,864       1,351                       295(e)       6,920
 Total inventories                            7,125       2,789                       534(e)       9,380
 Other current assets                           597         194                                      791
                                          ----------  ----------  ------------  ------------   ----------
   Total current assets                      13,636       4,561          48           829         17,416

Net equipment and leasehold improvements      4,556         367         257(b)                     5,180
Investment in Media                               -           -       2,059(b)      2,059(b)           -
Intangibles arising from acquisitions         3,193           -       2,463(b)                     5,656
Other assets                                    881           -                                      881
                                          ----------  ----------  ------------  ------------   ----------
Total assets                               $ 22,266    $  4,928    $  4,827      $  2,888       $ 29,133
                                          ==========  ==========  ============  ============   ==========














                                          (See accompanying notes)

                                     AIRSENSORS, INC. AND SUBSIDIARIES
                                                   AND
                               TECHNISCH BUREAU MEDIA B.V. AND SUBSIDIARIES

                         PRO FORMA CONDENSED COMBINED BALANCE SHEETS (UNAUDITED)
                                            AS OF JULY 31, 1995
                                          (Dollars in thousands)

                                                Historical           Pro Forma Adjustments
                                          ----------------------  --------------------------   Pro Forma
LIABILITIES AND STOCKHOLDERS' EQUITY      AirSensors    Media          DR            CR         Combined
                                          ----------  ----------  ------------  ------------   ----------

Current liabilities:
 Notes payable                                  213           -                                      213
 Accounts payable                             2,118         389         247(e)        210(b)       2,470
 Accrued payroll obligations                  1,300         401                                    1,701
 Payable to group company                         -       2,474       2,474(c)          -              -
 Other accrued expenses                       1,221         758                                    1,979
 Current portion of long-term loans               -           -                       721(a)(b)(c)   721
                                          ----------  ----------  ------------  ------------    ---------
   Total current liabilities                  4,852       4,022       2,720           931          7,084

Line of credit                                  900           -                                      900
Long term capital lease obligations             779           -                                      779
Other long-term liabilities                       -         132                                      132
Term loan - Bank of America NT&SA                 -           -                     1,647(b)       1,647
Term loan - Depa Holding B.V.                     -           -                     2,777(a)(c)    2,777

Commitments and contingencies                     -           -                                        -

Minority interest in subsidiary                   -           -                        79(h)          79

Stockholders' equity:
 1993 Series 1 preferred stock, $.01 par
  value, 5,950 shares authorized, issued
  and outstanding, $5,950,000 liquidation
  value                                       5,650           -                                    5,650
 Common stock, $.001 par value, authorized
  25,000,000 shares; 5,642,620 issued and
  outstanding at July 31, 1995                    6                                                    6
 Common stock, dfls 500 par value,
  authorized 2,000 shares; 500 issued and
  outstanding at July 31, 1995                   -          162         162(h)                         -
 Common stock, Frfrs 100 par value,
  500 shares authorized, issued and
  outstanding at July 31, 1995                   -           10          10(a)                         -
 Additional paid-in capital relating to
  common stock                               28,669           -                                   28,669
 Retained earnings(deficit)                 (18,590)        588         588(a)                   (18,590)
 Accumulated translation adjustment              -          14          14(a)                         -
                                          ----------  ----------  ------------  ------------    ---------
   Total stockholders' equity                15,735         774         774             -         15,735

Total liabilities and
   stockholders' equity                    $ 22,266    $  4,928    $    409      $  2,348       $ 29,133
                                          ==========  ==========  ============  ============    =========

                                          (See accompanying notes)

                                     AIRSENSORS, INC. AND SUBSIDIARIES
                                                   AND
                               TECHNISCH BUREAU MEDIA B.V. AND SUBSIDIARIES

                         PRO FORMA CONDENSED COMBINED INCOME STATEMENTS (UNAUDITED)
                                     FISCAL YEAR ENDED APRIL 30, 1995
                            (In thousands, except net income per share amounts)


                                                Historical           Pro Forma Adjustments
                                          ----------------------  --------------------------   Pro Forma
                                          AirSensors    Media          DR            CR         Combined
                                          ----------  ----------  ------------  ------------   ----------
Net revenues                               $ 45,231    $  8,665    $  3,068(e)                  $ 50,828

Costs and expenses:
  Cost of sales                              29,125       5,072         115(e)      3,364(e)      30,948
  Research & development expense              6,197          52                                    6,249
  Selling, general & administrative           6,369       2,347         128(d)                     8,844
                                          ----------  ----------  ------------  ------------   ----------
  Total costs and expenses                   41,691       7,471         243         3,364         46,041

                                          ----------  ----------  ------------  ------------   ----------
Operating income                              3,540       1,194       3,311         3,364          4,787

Financing charges:
  Interest on debt obligations                  179         121         128(f)                       428
  Amortization of deferred debt
   issuance costs                               113           -                                      113
                                          ----------  ----------  ------------  ------------   ----------
  Total financing charges                       292         121         128                          541

                                          ----------  ----------  ------------  ------------   ----------
Income before taxes                           3,248       1,073       3,439         3,364          4,246

  Provision for income taxes                    280         346                        11(g)         615
                                          ----------  ----------  ------------  ------------   ----------
Net income                                    2,968         727       3,439         3,375          3,631

  Dividends on preferred stock                  548           -                                      548

  Minority interest in earnings                   -           -         356(h)                       356

                                          ----------  ----------  ------------  ------------   ----------
Net income applicable to common stock      $  2,420    $    727    $  3,795      $  3,375       $  2,727
                                          ==========  ==========  ============  ============   ==========

Net income per share                        $   .40                                             $   .44
                                            =======                                             =======

Shares used in per share calculation          6,566                                               6,566
                                            =======                                             =======

                                          (See accompanying notes)

                                     AIRSENSORS, INC. AND SUBSIDIARIES
                                                   AND
                               TECHNISCH BUREAU MEDIA B.V. AND SUBSIDIARIES

                         PRO FORMA CONDENSED COMBINED INCOME STATEMENTS (UNAUDITED)
                                   THREE-MONTH PERIOD ENDED JULY 31, 1995
                             (In thousands, except net income per share amounts)


                                                Historical           Pro Forma Adjustments
                                          ----------------------  --------------------------   Pro Forma
                                          AirSensors    Media          DR            CR         Combined
                                          ----------  ----------  ------------  ------------   ----------
Net revenues                               $ 12,137    $  2,279    $  1,589(e)                  $ 12,827

Costs and expenses:
  Cost of sales                               7,611       1,138         192(e)      1,789(e)       7,152
  Research & development                      1,780           1                                    1,781
  Selling, general & administrative           1,832         727          39(d)                     2,598
                                          ----------  ----------  ------------  ------------   ----------
  Total costs and expenses                   11,223       1,866         231         1,789         11,531

                                          ----------  ----------  ------------  ------------   ----------
Operating income                                914         413       1,820         1,789          1,296

Financing charges:
  Interest on debt obligations                   50          29          39(f)                       118
  Amortization of deferred debt
   issuance costs                                26           -                                       26
                                          ----------  ----------  ------------  ------------   ----------
  Total financing charges                        76          29          39                          144

                                          ----------  ----------  ------------  ------------   ----------
Income before taxes                             838         384       1,859         1,789          1,152

  Provision for income taxes                     99         142                         3(g)         238
                                          ----------  ----------  ------------  ------------   ----------
Net income                                      739         242       1,859         1,792            914

  Dividends on preferred stock                  156           -                                      156

  Minority interest in earnings                   -           -         119(h)                       119

                                          ----------  ----------  ------------  ------------   ----------
Net income applicable to common stock      $    583    $    242    $  1,978      $  1,792       $    639
                                          ==========  ==========  ============  ============   ==========

Net income per share                         $   .10                                             $   .11
                                             =======                                             =======

Shares used in per share calculation           6,643                                               6,643
                                             =======                                             =======

                                          (See accompanying notes)

                     AIRSENSORS, INC. AND SUBSIDIARIES
                                     AND
               TECHNISCH BUREAU MEDIA B.V. AND SUBSIDIARIES

             PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
                                (UNAUDITED)


1.     Basis of Presentation
       ---------------------
       The accompanying pro forma condensed combined financial statements present the combined financial position and results of operations of AirSensors, Inc. and Technisch Bureau Media B.V. The acquisition is accounted for as a purchase and, accordingly, the purchase price will be allocated to the assets and liabilities of Technisch Bureau Media B.V. based on their fair values at the date of acquisition.

2.     Pro forma adjustments
       ---------------------
       The pro forma condensed combined financial statements give effect to the following adjustments:

       a. To record the following pre-closing transactions: (1) the declaration of dividends for Media and (2) the transfer of 99% of Bureau Technique Media S.A.R.L. common stock from Centradas B.V. to Technisch Bureau Media B.V. (98%) and Technisch Bureau Media GmbH (1%).

       b. To reflect the acquisition of Technisch Bureau Media B.V. and related acquisition costs completed on October 31, 1995 as described in Item 2 of AirSensors, Inc. Report on Form 8-K filed herewith.

       c. To record the conversion of the debt payable to group company to a Term Loan.

       d. To reflect AirSensors, Inc. amortization of acquisition related costs over twenty years, amortization of the excess cost over net assets of businesses acquired over twenty years, and depreciation of assets over five years.

       e. To record the elimination of intercompany sales, accounts payable, accounts receivable, and other intercompany adjustments.

       f.     To reflect increased interest due to the acquisition.

       g. To record the effect of pro forma adjustments on the provision for taxes based on income.

       h. To recognize minority interest in earnings and minority interest related to the consolidation and to record the elimination of equity.